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Metris Receivables, Inc.                                      Metris Master Trust                            Monthly Report
Certificateholder's Statement                                    Series 1997-1                                       Jun-97
Section 5.2                                      Class A         Class B        Class C         Class D          Total

(i)   Certificate Amount                     616,250,000.00  106,250,000.00  72,250,000.00   55,250,000.00   850,000,000.00
(ii)  Certificate Principal Distributed                0.00            0.00           0.00                             0.00
(iii) Certificate Interest Distributed         3,528,031.25      629,531.25     406,732.38                     4,564,294.88
(iv) Principal Collections                    28,791,612.99    4,964,071.20   3,375,568.42    2,561,549.50    39,692,802.11
(v)  Finance Charge Collections               11,533,315.37    1,988,502.65   1,352,181.80    1,025,336.50    15,899,336.33
     Recoveries                                   82,271.15       14,184.68       9,645.58        7,376.03       113,477.45
     Principal Account Earnings                        0.00            0.00           0.00            0.00             0.00
     Accum. Period Reserve Acct. Earnings              0.00            0.00           0.00            0.00             0.00
     Pre-Funding Account Earnings                      0.00            0.00           0.00            0.00             0.00
       Total Finance Charge Collections       11,615,586.52    2,002,687.33   1,361,827.39    1,032,712.54    16,012,813.77
	 Total Collections                    40,407,199.51    6,966,758.54   4,737,395.80    3,594,262.04    55,705,615.88
(vi) Aggregate Amount of Principal Receivables                                                             2,011,767,986.43
     Invested Amount (End of Month)          616,250,000.00  106,250,000.00  72,250,000.00   55,250,000.00   850,000,000.00
     Floating Allocation Percentage             30.6322600%      5.2814241%     3.5913684%      2.7463406%      42.2513931%
     Fixed/Floating Allocation Percentage               N/A             N/A            N/A             N/A       0.0000000%
     Invested Amount (Beginning of Month)    616,250,000.00  106,250,000.00  72,250,000.00   55,250,000.00   850,000,000.00
     Average Daily Invested Amount                                                                           849,631,356.72
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                     87.26%  1,814,372,302.58
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                   6.80%    141,416,879.33
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                  1.98%     41,113,201.09
       90 Days and Over (60+ Days Contractually Delinquent)                                         3.96%     82,425,515.10
		Total Receivables                                                                        100.00%  2,079,327,898.10
(viii) Aggregate Investor Default Amount                                                                       6,988,255.10
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                                           10.01%
(ix)  Charge-Offs                                     0.00            0.00            0.00                             0.00
(x)   Servicing Fee                                                                                            1,397,260.27
(xi)  Pool Factor                                1.0000000       1.0000000       1.0000000
(xii) Unreimbursed Reallocated Principal Collections                  0.00            0.00          0.00               0.00
(xiii) Excess Funding Account Balance                                                                                  0.00
       Pre-Funding Account Balance                                                                                     0.00
(xiv) Class C Reserve Amount                                                                                  21,250,000.00
      Class C Reserve Account Balance                                                                                  0.00
      Class C Trigger Event Occurrence                                                                                 None
(xv) Number of New Accounts Added to the Trust                                                                       73,492
(xvi) Average Net Portfolio Yield                                                                                  12.9231%
(xvii) Minimum Base Rate                                                                                            8.8719%
(xviii) Principal Funding Account Balance                                                                              0.00
(xix) Accumulation Shortfall                                                                                            N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                    March  2001
      Accumulation Period Length
(xxi) Required Reserve Account Amount                                                                                   N/A
      Available Reserve Account Amount                                                                                  N/A
      Covered Amount                                                                                                    N/A

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